EXHIBIT 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Class A common stock of NerdWallet, Inc. is filed on behalf of each of us.

Dated: November 14, 2025

Innovius Capital Sirius I, L.P.

By:

Innovius Capital GP I, LLC

its

General Partner

By:

/s/ Justin R. Moore

Name: Justin R. Moore

Title: Managing Director

Innovius Capital GP I, LLC

By:

/s/ Justin R. Moore

Name: Justin R. Moore

Title: Managing Director

/s/ Justin R. Moore

Justin R. Moore